     As Filed with the Securities and Exchange Commission on July 3, 2000
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                              ------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                              ------------------

                                RCN CORPORATION
              (Exact Name of Registrant as Specified in Charter)

              DELAWARE                                      22-3498533
     (State or Other Jurisdiction                        (I.R.S. Employer
           of Incorporation or                             Identification
            Organization)                                      Number)

                              105 Carnegie Center
                         Princeton, New Jersey  08540
                                (609) 734-3700
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                RCN CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN


                           (Full title of the plan)

                              John J. Jones, Esq.
                   Executive Vice President, General Counsel
                            and Corporate Secretary
                                RCN Corporation
                              105 Carnegie Center
                         Princeton, New Jersey  08540
                    (Name and address of agent for service)

                                (609) 734-3700
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                  Proposed               Proposed maximum
  Title of Securities to be      Amount to be     maximum offering       aggregate offering      Amount of
  Registered                     registered       Price per Share (1)    price (1)               registration fee
-----------------------------------------------------------------------------------------------------------------
     Common Stock                  1,000,000      $  24.94                  $24,940,000            $6,584
   par value $1.00
      per share
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the "Act") on the basis of the last reported price of the registrant's Common Stock on June 30, 2000.


                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.        Plan Information

               Not required to be filed with this Registration Statement.

Item 2.        Registrant Information and Employee Plan Annual Information.

               Not required to be filed with this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by RCN Corporation (the "Registrant" or "Company") are incorporated by reference in this Registration Statement.

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Form 10-K") as filed with the Commission.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

               (c) The description of the Company's Common Stock contained in the Company's Current Report on Form 10, including any amendment thereto or report filed for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.

               The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

               The validity of the Common Stock registered hereunder has been passed upon for the Company by John J. Jones, Esq., 105 Carnegie Center, Princeton, New Jersey. Mr. Jones is General Counsel, Executive Vice President and Corporate Secretary of the Company, and Mr. Jones owns 7,812 shares of Common Stock and options to purchase 144,851 shares of Common Stock. The aforementioned options to purchase include vested options to purchase 26,668 shares of Common Stock and unvested options to purchase 118,183 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

          Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware law.

          Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for the indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

          In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.


     Exhibit No.    Description
     -----------    -----------

         4 RCN Corporation 2000 Employee Stock Purchase Plan (the "Plan") (incorporated by reference to Appendix A to the Company's definitive proxy statement filed with the Commission on April 20, 2000).

         5          Opinion of John J. Jones, Esquire

        23.1        Consent of Independent Accountants.

        23.2        Consent of John J. Jones, Esquire (included in Exhibit 5)

        24          Power of Attorney (See Signature Page at page 7)

Item 9.        Undertakings

               The undersigned registrant hereby undertakes as follows:

               (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the
--------  -------
registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on June 30, 2000.


                              RCN CORPORATION


                              By:  /s/ Timothy J. Stoklosa
                                  -----------------------------------------
                                    Timothy J. Stoklosa, Executive Vice
                                    President and Chief Financial Officer,
                                    principal financial officer



                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David C. McCourt, Timothy J. Stoklosa and John J. Jones, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  June 30, 2000                /s/ David C. McCourt
                                    -----------------------------------------
                                    David C. McCourt, Chairman and
                                    Chief Executive Officer, principal
                                    executive officer


Date:  June 30, 2000                /s/ Michael A. Adams
                                    ------------------------------------------
                                    Michael A. Adams, President and Chief
                                    Operating Officer, principal operating
                                    officer


Date:  June 30, 2000                /s/ Timothy J. Stoklosa
                                    -------------------------------------------
                                    Timothy J. Stoklosa, Executive Vice
                                    President and Chief Financial Officer,
                                    principal financial officer

Date:   June 30, 2000               /s/ Ralph S. Hromisin
                                    -------------------------------------------
                                    Ralph S. Hromisin, Senior Vice President and
                                    Chief Accounting Officer, principal
                                    accounting officer


Date:   June 30, 2000               /s/ James Q. Crowe
                                    -------------------------------------------
                                    James Q. Crowe, Director


Date:   June 30, 2000               /s/ Alfred Fasola
                                    -------------------------------------------
                                    Alfred Fasola, Director


Date:   June 30, 2000               /s/ Stuart E. Graham
                                    -------------------------------------------
                                    Stuart E. Graham, Director


Date:   June 30, 2000               /s/ Edward S. Harris
                                    -------------------------------------------
                                    Edward S. Harris, Director


Date:   June 30, 2000               /s/ Richard R. Jaros
                                    -------------------------------------------
                                    Richard R. Jaros, Director


Date:   June 30, 2000               /s/ Michael J. Levitt
                                    -------------------------------------------
                                    Michael J. Levitt, Director


Date:   June 30, 2000               /s/ Thomas May
                                    -------------------------------------------
                                    Thomas May, Director


Date:   June 30, 2000               /s/ Thomas P. O'Neill, III
                                    -------------------------------------------
                                    Thomas P. O'Neill, III, Director


Date:   June 30, 2000               /s/ Eugene Roth
                                    -------------------------------------------
                                    Eugene Roth, Director


Date:   June 30, 2000               /s/ William D. Savoy
                                    -------------------------------------------
                                    William D. Savoy, Director


Date:   June 30, 2000               /s/ Walter Scott, Jr.
                                    -------------------------------------------
                                    Walter Scott, Jr., Director

Date:   June 30, 2000               /s/ Michael B. Yanney
                                    -------------------------------------------
                                    Michael B. Yanney, Director

                                      -9-